Exhibit (g)(vi)

KOPP FUNDS, INC.

FIFTH AMENDMENT TO THE

CUSTODIAN SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of September 30, 2004, to the Custodian Servicing Agreement, dated as of October 1, 1997, as amended (the "Agreement"), is entered by and between Kopp Funds, Inc., a Minnesota corporation (the "Company") and U.S. Bank, N.A., a national organization (“U.S. Bank”).

RECITALS

WHEREAS, the parties have entered into a Custodian Servicing Agreement; and

WHEREAS, the Company and U.S. Bank desire to amend said Agreement; and

WHEREAS, Paragraph 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

WHEREAS, the parties would like to add Kopp Total Quality Management Fund Class A, C and I shares to the Agreement;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KOPP FUNDS, INC.

U.S. BANK, N.A.

By: ______________________________

By: ________________________________

Title:

______________________________

Title:______________________________

Exhibit A

to the

Custodian Servicing Agreement

(Effective September 30, 2004)

Separate Series of Kopp Funds, Inc.

Name of Series

Date Added

Emerging Growth Fund

Class A

October 1, 1997

Class I

October 1, 1997

Class C

December 31, 1998

Total Quality Management Fund

Class A

September 30, 2004

Class I

September 30, 2004

Class C

September 30, 2004

Annual fee based upon market value:

1 basis point per year

Minimum annual fee per fund - $6,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):

$  9.00 per book entry security (depository or Federal Reserve system)

$25.00 per definitive security (physical)

$25.00 per mutual fund trade

$75.00 per Euroclear

$  8.00 per principal reduction on pass-through certificates

$35.00 per option/futures contract

$15.00 per variation margin

$15.00 per Fed wire deposit or withdrawal

Variable Amount Demand Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity.

Fees are billed monthly, based upon market value at the beginning of the month.